As filed with the Securities and Exchange Commission on January 26, 2006
Registration Statement No. 333-
_______________________________________________________________________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BOMBAY COMPANY, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-1475223 (I.R.S. Employer Identification No.)
550 Bailey Avenue, Suite 700 Fort Worth, Texas (Address of principal executive offices)	76107 (Zip Code)

The Bombay Company, Inc.
2006 Non-Employee Director Stock Payment Plan
(Full title of the Plan)

Michael J. Veitenheimer, Esq.
Vice President, Secretary and General Counsel
The Bombay Company, Inc.
550 Bailey Avenue, Suite 700
Fort Worth, Texas 76107-2111
(817) 347-8200
(Name, address and telephone number of agent for service)

Copy to:
Fred W. Fulton
Thompson & Knight L.L.P.
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
(214) 969-1700
__________________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be Registered	Amount to be registered(2)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $1.00 per share	200,000 shares	$2.88	$576,000.00	$62.00

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) and based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on January 19, 2006.

(2)  Pursuant to Rule 416 promulgated under the Securities Act, the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to the participants in the Registrant’s 2006 Non-Employee Director Stock Payment Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Plan Annual Information.

Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to:

Michael J. Veitenheimer
The Bombay Company, Inc.
550 Bailey Avenue
Suite 700
Fort Worth, Texas 76107-2111

Telephone Number: 817-347-8244

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated by reference in this Registration Statement:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005 (the “Annual Report”);

(2)  the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2005, July 30, 2005, and October 29, 2005 (as amended by Form 10-Q/A);

(3)  the Registrant’s Current Reports on Form 8-K filed on April 14, 2005, May 27, 2005, June 3, 2005, June 10, 2005, June 15, 2005, June 30, 2005 (as amended by Form 8-K/A filed on June 30, 2005), July 5, 2005 (as amended by Form 8-K/A filed on July 5, 2005), July 13, 2005, and July 20, 2005;

(4) the description of the common stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 17, 1993, including any amendment or report filed for the purpose of updating such description;

(5) the description of certain rights of certain holders of common stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 12, 1995, as amended on May 27, 2005; and

(6) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

DELAWARE GENERAL CORPORATION LAW

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGLC provides that to the extent a present or former officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

The Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

BYLAWS

The Bylaws of the Registrant provide that the Registrant will reimburse any director or officer of the Registrant, whether or not then in office (and his heirs and administrators), to the full extent permitted by Section 145 of the DGCL for all liability, including reasonable expenses incurred by or imposed upon him in connection with, or resulting from any action, suit, or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Registrant or any of its subsidiaries, or of any other corporation at the request of the Registrant. This right of reimbursement is not to be exclusive of other rights to which the director or officer may be entitled as a matter of law.

INDEMNITY AGREEMENTS

The Registrant has entered into an indemnity agreement with each of its directors. The indemnity agreements provide certain protections to such persons against legal claims and related expenses. A form of the indemnity agreement is filed as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2004.

INSURANCE

The Registrant intends to maintain liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

4.1 Restated Certificate of Incorporation. (1)

4.2 Bylaws. (1)

4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc. (2)

5.1 Opinion of Michael J. Veitenheimer (3)

23.1 Consent of PricewaterhouseCoopers, LLP (3)

23.2 Consent of Michael J. Veitenheimer (contained in Exhibit 5.1) (3)

24.1 Power of Attorney (included on signature page of this Registration Statement).

99.1 The Bombay Company, Inc. 2005 Non-Employee Director Stock Option Plan. (3)
_____________________
(1) Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2005. Such exhibit is incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated herein by reference.

(3) Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on January 26, 2006.

THE BOMBAY COMPANY, INC.

By: /s/ JAMES CARREKER
James Carreker, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Michael J. Veitenheimer to execute in the name of such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, in connection with the registration of the offering and sale of the securities that are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2006.

Signature	Capacity in Which Signed	Date
/s/ JAMES CARREKER James Carreker	Chairman of the Board and Chief Executive Officer	January 18, 2006
/s/ ELAINE D. CROWLEY Elaine D. Crowley	Senior Vice President, Chief Financial Officer and Treasurer	January 26, 2006
/s/ NIGEL TRAVIS Nigel Travis	Director	January 25, 2006
/s/ SUE T. GROENTEMAN Sue T. Groenteman	Director	January 25, 2006
/s/ PAUL V. HIGHAM Paul V. Higham	Director	January 22, 2006
/s/ BRUCE A. QUINNELL Bruce A. Quinnell	Director	January 21, 2006
/s/ PAUL J. RAFFIN Paul J. Raffin	Director	January 20, 2006
/s/ JULIE L. REINGANUM Julie L. Reinganum	Director	January 26, 2006
/s/ LAURIE M. SHAHON Laurie M. Shahon	Director	January 24, 2006
/s/ BRUCE R. SMITH Bruce R. Smith	Director	January 26, 2006

INDEX TO EXHIBITS

Exhibit Number Exhibit

4.1 Restated Certificate of Incorporation. (1)

4.2 Bylaws. (1)

4.3 Form of certificate evidencing ownership of the Common Stock of The Bombay Company, Inc. (2)

5.1 Opinion of Michael J. Veitenheimer (3)

23.1 Consent of PricewaterhouseCoopers, LLP (3)

23.2 Consent of Michael J. Veitenheimer (contained in Exhibit 5.1)(3)

24.1 Power of Attorney (included on signature page of this Registration Statement).

99.1 The Bombay Company, Inc. 2006 Non-Employee Director Stock Payment Plan. (3)

_____________________
(1) Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended January 29, 2005. Such exhibit is incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8, File No. 333-39057, dated as of October 29, 1997, and incorporated herein by reference.

(3) Filed herewith.